Execution Counterpart

MANUFACTURING

SERVICES AGREEMENT

THIS AGREEMENT is entered into by and between IDT and ADVAXIS, as of the date indicated below.

Attached to this Agreement, incorporated by reference herein and made an integral part hereof are the following:

PART I:	INTRODUCTORY STATEMENT, DEFINITIONS AND VARIABLE TERMS AND CONDITIONS

PART II:	STANDARD TERMS AND CONDITIONS

PART III:	EXHIBITS

For and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto agree to perform and to be bound by their respective obligations and shall have the respective rights set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of September 8, 2014.

IDT		ADVAXIS

IDT Biologika GmbH		Advaxis, Inc.

By:	/s/ Dr. Ralf firmann	By:	/s/ Daniel J O’Connor
	Dr. Ralf firmann		Daniel J O’Connor
	CEO		President

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Table of Contents

PART I: INTRODUCTORY STATEMENT, DEFINITIONS AND VARIABLE TERMS AND CONDITIONS	3

1. DEFINITIONS	3
2. PERFORMANCE OF SERVICES	10
3. DELIVERY, SHIPMENT AND STORAGE	13

PART II: STANDARD TERMS AND CONDITIONS	14

4. FEES AND PAYMENT	14
5. REGULATORY MATTERS	16
6. CHANGES	17
7. AMENDMENTS TO THE AGREEMENT	18
8. NON-CONFORMING PRODUCTS AND SERVICES	20
9. CONFIDENTIALITY	22
10. INTELLECTUAL PROPERTY RIGHTS	23
11. WARRANTIES	27
12. INDEMNITY	28
13. INSURANCE	29
14. TERM AND TERMINATION	30
15. DISPUTE RESOLUTION	31
16. ALLIANCE MANAGERS	32
17. STEERING COMMITTEE
18. MISCELLANEOUS

PART III: EXHIBITS	36

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

PART I: INTRODUCTORY STATEMENT, DEFINITIONS AND VARIABLE TERMS AND CONDITIONS

This Agreement sets forth the understanding of the Parties with respect to ADVAXIS’s project and describes the project-related Services to be performed by IDT pursuant to the Work Plan, and the ordering and payment procedures for such Services by ADVAXIS, as well as other matters, all as more specifically set forth in the terms and provisions of this Agreement.

ARTICLE 1: DEFINITIONS

1.1	Definitions. The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for the purposes of this Agreement. Further definitions to be used in the performance of the Services, and between the Parties during their relationship hereunder, including but not limited to Exhibits, Work Packages and Manufacturing Specifications, are set forth in Exhibit F hereto.

1.1.1	“ADVAXIS” means Advaxis, Inc, and its permitted successors and assigns.

1.1.2	“ADVAXIS Arising IP” shall have the meaning set forth in Section 9.5.

1.1.3	“ADVAXIS Materials” shall mean the materials as set forth in Exhibit D hereto and information supplied by or on behalf of ADVAXIS to IDT for use in connection with the development of the Process and the development and Manufacture of Product.

1.1.4	“Affiliate” means any corporation, partnership, or other entity Controlling, Controlled by, or under common Control with (directly or indirectly) either Party.

1.1.5	“Agreement” means this Manufacturing Services Agreement including the signature page, Part I - Introductory Statement, Definitions and Variable Terms and Conditions, Part II - Standard Terms and Conditions; and Part III - Exhibits, and all amendments to this Agreement that have been properly executed by the Parties in accordance with the provisions of Section 6.1.4.

1.1.6	“Alliance Manager(s)” has the meaning set forth in Section 14.1.

1.1.7	“Amendment Procedures” has the meaning set forth in Section 6.1.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.8

“Applicable Law” means: all United States of America, European Union, and German applicable laws, rules, regulations, guidelines and standards in effect during performance of this Agreement, including, without limitation, GMP, relating to the Services, the Product, and the facilities where any Services occur.

1.1.9	“Arising IP” shall have the meaning set forth in Section 9.5.

1.1.10	“Batch” means a lot resulting from a single run of Product Manufactured by a single execution of the manufacturing instructions specified in the Master Production Record.

1.1.11	“Business Day” means a day other than a Saturday or Sunday on which banking institutions in both, Dessau-Rosslau, Germany and Princeton, New Jersey, USA are open for business.

1.1.12	“Claim” means any claim, personal injury claim, demand, liability (including any and all liabilities, actions, proceedings, claims and demands), product liability claim, suits, expenses, action, proceeding, and all damages, losses, costs and expenses (including without limitation reasonable legal and other professional adviser’s fees).

1.1.13	“CM Agreement” means the commercial manufacturing agreement to be negotiated and signed by the Parties in accordance with the provisions of Section 2.11.

1.1.14	“Confidential Information” shall have the meaning set forth in Section 8.1.

1.1.15	“Consent” means the consent or approval, in writing, of an authorized representative of a Party to do the act or thing for which such consent or approval is solicited, or the act of granting such written consent or approval, as the context may require, which consent or approval shall not be unreasonably withheld or delayed.

1.1.16	“Control” and its derivatives, “Controlling” and “Controlled”, refer to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of either Party, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership of fifty percent (50%) or more of the voting stock of such Party.

1.1.17	“Defective Product” has the meaning set forth in Section 7.1.

1.1.18	“Deliverable” means the reports, data and other deliverables, including Products, to be delivered by IDT to ADVAXIS pursuant to the Work Packages.

1.1.19	“Delivery” has the meaning set forth in Section 3.1.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.20	“Development Product” has the meaning set forth in Section 2.10.

1.1.21	“Drug Product” means vials containing the formulated vaccine, unlabeled and visually inspected. This definition of “Drug Product” includes, in addition to vials, any other presentation or primary container form of the vaccine for which ADVAXIS may seek Regulatory Approval.

1.1.22	“Drug Substance” means the unformulated vaccine contained, for example, in bags or other forms of primary containers.

1.1.23	“Effective Date” means the date set forth on the signature page of this Agreement.

1.1.24	“Equipment” has the meaning set forth in Section 2.7.1.

1.1.25	“Exhibits” mean those documents and materials attached to this Agreement as Exhibits in Part III hereof, incorporated in this Agreement by reference and made an integral part hereof.

1.1.26	“Final Drug Product” means any form of the vaccine, which can be sold to the final market, and which may comprise, among others, primary or secondary container or formulation forms or components, water-for-injection to reconstitute the vaccine, user information leaflet, blister packaging, paper box and country-specific packaging identification features.

1.1.27	“First Regulatory Approval Date” means the date on which the first Regulatory Approval is granted by any Regulatory Authority for the use, distribution or sale of any Product in the respective end market, for which such Regulatory Approval has been granted.

1.1.28	“cGMP” means (a) the current Good Manufacturing Practice regulations as promulgated by the EU Guidelines for Good Manufacturing Practice for medicinal products (Eudralex Vol. 4 and Annexes thereto), (b) any other relevant EU or national legislation and guidance documents, and (c) current Good Manufacturing Practice regulations promulgated by the FDA published at 21 CFR Part 210 et seq., as any such above regulation may be amended from time to time.

1.1.29	“IDT” means IDT Biologika GmbH and its permitted successors and assigns.

1.1.30	“IDT Production Facilities” means the Manufacturing facilities of IDT located in Dessau-RoBlau, Germany.

1.1.31	“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, processes, data, know-how, trademarks, trademark applications, trade names, Inventions, copyrights, and industrial designs, or any rights in material derived from any of the foregoing.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.32	“Invention” means any data, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable, or any material derived from any of the foregoing.

1.1.33	“Licensee” shall mean any Third Party to which ADVAXIS granted rights and licenses in and to a Product for commercial use, sale or distribution, including but not limited to, licensees, partners or joint developers.

1.1.34	“Manufacture” and “Manufacturing” means all steps and activities necessary to produce the Product, including, without limitation, the manufacturing, processing, quality control, quality assurance, testing, release and storage of the Product in compliance with the terms and conditions of this Agreement. For purposes of this Agreement and subject to the provisions of Section 2.10, the aforesaid terms may be included, as required and agreed in writing by the Parties in such Services as are set forth in the Work Plan.

1.1.35	“Manufacturing Specifications” means those specifications as approved by the Parties in writing for (i) the Manufacturing of the Products or performance of Services relating to Manufacturing, and (ii) the quality control of the Product/s and of the required Starting Materials. Said Manufacturing Specifications are or will be set forth in documents relating to the performance of the respective Work Package. For the sake of clarity, the term “Manufacturing Specifications” includes specifications for Services other than Manufacturing.

1.1.36	“Master Production Record” means the IDT provided documentation that contains the detailed description of the Process and instructions for Product manufacture, as approved by ADVAXIS in writing and as set forth in the Work Plan and any applicable Work Package.

1.1.37	“Notice” means a writing containing the information required or permitted by this Agreement to be communicated by either Party to the other Party, sent by registered or certified mail, confirmed air courier or telefax to such Party at the address or telefax number set forth in Section 16.1, as the case may be; the date of registry thereof or the date of the certification or receipt thereof as evidenced by postal or air courier records or the date of personal delivery (or refusal thereof during normal business hours) or the date of telefax answer-back confirmation being the date of receipt of Notice, provided, however, that any such writing sent to, and received by, a Party shall constitute Notice for all purposes of this Agreement. Notwithstanding the foregoing, reports and communications related to technical aspects of the Services may be sent as electronic mail using appropriate tools to assure the confidentiality of such information. “Notify” means the act of giving a Notice.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.38	“Party” means IDT or ADVAXIS as the context dictates and “Parties” means both IDT and ADVAXIS.

1.1.39	“Process” means the Manufacturing process for the Product as provided by ADVAXIS and further developed under this Agreement.

1.1.40	“Product” means the vaccines set forth in Exhibit G as amended from time to time, including any variation, presentation or form (i.e. all bulk drug substance, intermediate stage and final drug forms) of each such vaccine (i) for use worldwide in clinical trials, or (ii) for commercial use worldwide.

1.1.41	“Product Specifications for Development Use” means those specifications set forth in Attachment B to the Quality Agreement, or alternatively, as a part of Schedule 1 to any respective Work Package, specifically for Development Products to which said Work Package relates.

1.1.42	“Quality Agreement” means the Quality Assurance Framework Agreement, attached hereto as Exhibit B.

1.1.43	“Rejection Notice” has the meaning set forth in Section 7.1.

1.1.44	“Regulatory Approval” means (i) any and all approvals (including any applicable supplements, amendments, pre- and post-approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for the performance of any obligation of IDT or of ADVAXIS, as the case may be, under this Agreement and (ii) pursuant to application of ADVAXIS, any such Regulatory Approval for the use, sale or distribution of the Product in any market of the world.

1.1.45	“Regulatory Authority” means any national (such as the FDA), supra- national (such as the European Medicines Agency/EMA and World Health Organization/WHO), or other national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity with authority and/or jurisdiction over any aspect of Product, which among other matters may grant Regulatory Approval of the Product, including precertification by WHO.

1.1.46	“Service Fees” means the fees for Services and for all Products Delivered under this Agreement by IDT pursuant to each Work Package set forth as part of the Work Plan attached hereto as Exhibit A, and is synonymous with the term “Work Package Price”.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.47	“Services” means, generally, any Manufacturing and supply of Product to ADVAXIS, or other work to be performed by IDT specified under the Work Plan.

1.1.48	“Specifications” means those specifications for the Product as set forth in an appropriate attachment to the Quality Agreement, or alternatively, as a part of Schedule 1 to any respective Work Package as part of the Manufacturing Specifications.

1.1.49	“Starting Materials” means any equipment, process consumables, materials or other tangible property, either purchased by IDT or, if ADVAXIS Materials, provided by ADVAXIS free of charge, if any, to be used by IDT in the performance of any Work Package or Manufacture of Product. The term Starting Materials is used synonymously with the term Raw Materials.

1.1.50	“Term” has the meaning set forth in Section 13.1 of this Agreement.

1.1.51	“Third Party” means a person or entity other than IDT or ADVAXIS or their respective Affiliates.

1.1.52	“Work Plan” means the initial SOW (Scope of Work) attached hereto as Exhibit A including all additional Work Packages Consented to by the Parties under this Agreement as the same are firmly ordered by ADVAXIS, and are to be performed by IDT. Each Work Package may designate certain Products as “Development Products” that are subject to the provisions of Section 2.10. The term “Scope of Work (SOW)” is used synonymously with the term “Work Plan”.

1.1.53	“Work Package” means the document, Consented to by the Parties, that contains the description of the work and Services as well as Deliverables of the Parties: With respect to IDT, for example, but not limited to, Product quantities and Manufacturing Instructions, Delivery date/s (i.e. release date/s), reports, data and any other documentation or work results as set forth by the Parties in said Work Package; and with respect to ADVAXIS, for example, but not limited to, materials, documentation and approvals to be provided and the respective timelines related thereto, payment terms and other relevant terms and conditions. Each such Work Package shall contain the following sections: (i) Title and Date; (ii) Scope, Summary of Deliverables of both ADVAXIS and IDT; (iii) Performance Timelines; (iv) Detailed Description of Deliverables by ADVAXIS; (v) Detailed Description of Services and Deliverables by IDT; (vi) Amendments to this Agreement as required under and solely intended for the performance of such Work Package, if any; (vii) Amendments to the Quality Agreement as required and solely intended for the performance of such Work Package, if any; (viii) Service Fees or prices, Invoicing, Payment as far as not governed by the prevailing provisions of this Agreement; and (ix) other terms and conditions.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.1.54	“Work Package Value” means the aggregate Service Fees or prices, including up-charges, to be paid by ADVAXIS to IDT for Services to be performed by IDT under any Work Package.

1.2	Interpretation. The interpretation and construction of this Agreement shall be subject to the following provisions:

1.2.1	the words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them such that “including” means “including without limitation”;

1.2.2	where the context requires, (i) all pronouns used herein will be deemed to refer to the masculine, feminine or neuter gender as the context requires, and (ii) the singular context will include the plural and vice versa;

1.2.3	reference to any agreement, contract, document or deed shall be construed as a reference to it as varied, supplemented or amended;

1.2.4	words importing persons shall include firms, companies and bodies, authorities, corporate and vice versa; words importing the singular shall include the plural and vice versa; words importing any one gender shall include either other gender;

1.2.5	construction of this Agreement shall ignore the headings which are for reference only;

1.2.6	references to a numbered Article, Section, Exhibit or paragraph are references to the Article, Section, Exhibit or paragraph of or to this Agreement so numbered;

1.2.7	any reference to any legislative provision shall be deemed to include any subsequent re-enactment or amending provision; and

1.2.8	In the event of a conflict between the provisions of this Agreement and the Quality Agreement regarding any issue not related solely to a quality practice matter, the provisions of this Agreement shall take precedence. The provisions of the Quality Agreement will take precedence regarding any issue solely related to a quality practice matter. For the sake of clarity, if there is uncertainty as to whether the provisions of this Agreement or the provisions of the Quality Agreement prevail, any such uncertainty shall be resolved by giving precedence to the provisions in this Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

1.2.9	Subject to the provisions of Section 1.2.8, in the event of a conflict between the provisions of this Agreement and the provision of any Exhibit, the provisions of this Agreement shall take precedence.

ARTICLE 2: PERFORMANCE OF SERVICES

2.1	IDT General. During the Term, IDT shall undertake the performance of the Services in accordance with the Work Plan and the terms and conditions of this Agreement and Applicable Law.

2.2	Quality Agreement. Subject to the provisions of Sections 1.2.8 and 2.10, the Quality Agreement attached hereto as Exhibit B shall govern all quality practice related matters pertaining to each Party’s obligations under this Agreement.

2.3	ADVAXIS General. ADVAXIS shall pay the Service Fees as set forth in the Work Plan and its applicable Work Packages for the Services and perform its obligations in accordance with the Work Plan and the terms and conditions of this Agreement and Applicable Law.

2.4	Work Plan. The Parties have given their Consent to the Work Plan attached as Exhibit A. Said Work Plan and the respective Work Packages included as part thereof shall constitute a firm and binding order, and may only be amended in a writing signed by both Parties pursuant to the provisions of Section 6.1.4. Without prejudice to the definition of Work Package, a detailed description of all development work required by ADVAXIS, its Affiliates, licensees, permitted assigns and successors, to apply for and to successfully obtain marketing registrations for the Product worldwide shall be set forth in said Work Plan, including, without limitation, phase 3 consistency and validation Batches. The Parties may from time to time during the Term, amend the Work Plan by mutual agreement by adding Work Packages to the Work Plan. Each new Work Package added to the Work Plan shall be Consented to by the Parties and shall be in the form defined in Section 1.1.53.

2.5	Manufacture Compliance. Subject to the provisions of Section 2.10 relating to Development Product, all of the Manufacturing performed by IDT shall be in accordance with: (a) cGMP; (b) the applicable Specifications; (c) this Agreement; and (d) the Quality Agreement.

2.6	Subcontracting. IDT will Manufacture the Product at the IDT Production Facilities, and may not subcontract any performance of Services without ADVAXIS’s prior Consent. In the event that, ADVAXIS Consents to any subcontractor, IDT shall (i) identify each subcontractor in writing in advance to ADVAXIS; (ii) require the subcontractor to agree in writing to comply with the applicable provisions of this Agreement and the Quality Agreement, which shall include written confidentiality obligations at least as stringent as those set forth in Article 8; (iii) be solely responsible for such subcontractor’s performance of any part of the Services and any non-compliance by the subcontractor with the terms of this Agreement or the Quality Agreement; and (iv) ensure the rights of ADVAXIS to audit such subcontractors in accordance with this Agreement and the Quality Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

2.7	New Equipment. ADVAXIS and IDT agree that it is not currently contemplated that any new capital equipment is required by IDT. In the event that, pursuant to the Work Plan, any new capital equipment is required by IDT in order to perform the Manufacture or the Services, both ADVAXIS and IDT will negotiate in good faith and mutually agree upon the terms for procurement of such equipment. For such new equipment procured, the following provisions shall apply:

2.7.1	The details and costs of said new capital equipment, including the purchase price of the equipment and ancillary costs relating to installation, qualification and start-up of said equipment, shall be listed in Exhibit C (hereinafter referred to as “Equipment”).

2.7.2	ADVAXIS shall be the owner of said Equipment and reimburse IDT for the costs of said Equipment as further specified in Exhibit C within thirty (30) days of receipt of an invoice from IDT for said costs.

2.7.3	During such time period that said Equipment is the property of ADVAXIS, IDT shall maintain and repair said Equipment in accordance with said Equipment’s maintenance schedule and IDT’s standard equipment maintenance and repair procedures. IDT shall provide to ADVAXIS an estimate of the costs associated with the repair or maintenance of the Equipment and obtain ADVAXIS’s Consent prior to incurring any Equipment-related expenses. ADVAXIS shall pay the reasonable costs of such maintenance and repair within thirty (30) days of receipt from IDT of an invoice for the same, any such invoice being issued by IDT to ADVAXIS not more often than quarter-annually.

2.7.4	At the expiration or termination of this Agreement, the items of said Equipment that are installed as part of an IDT production line shall be retained and be owned by IDT and IDT shall pay to ADVAXIS the depreciated book value of said items of Equipment, which payment shall be made within thirty (30) days after the expiration or termination of this Agreement. With respect to the items of Equipment that are not so installed at the expiration or termination of this Agreement in an IDT production line, the Parties shall mutually agree to either (a) ship to ADVAXIS, at ADVAXIS’s expense, said items of Equipment; (b) dispose, at ADVAXIS’s expense, of said items of Equipment, or (c) continue to retain the items of said Equipment as ADVAXIS property to be used for Manufacturing of the Product in commercial quantities under the CM Agreement, or (d) pay to ADVAXIS the depreciated book value of said items of Equipment and thereafter retain and own said items of Equipment, which payment shall be made within thirty (30) days after the date of the option notice referenced above.

2.8	Facilities/Personnel. At all times during the Term, IDT Production Facilities used in connection with Manufacturing under this Agreement shall comply with all Applicable Laws. IDT shall employ such competent personnel with sufficient knowledge and experience for the performance of Services and Manufacturing and as are required pursuant to the Work Plan or under Applicable Law.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

2.9	Audits. ADVAXIS shall have the right, upon reasonable advance Notice and during IDT’s normal business hours, to inspect the IDT Production Facilities including on-site audit of the facility which will cover those portions of the IDT Production Facilities used to Manufacture or to perform Services. ADVAXIS shall also have the right, and IDT shall ensure that ADVAXIS is permitted, to audit any/all ADVAXIS approved non-IDT laboratories and facilities utilized for the performance of any Services. Any work or corrective measures specific to ADVAXIS required to be undertaken by IDT as a consequence or result of such due diligence audits and quality assurance audits shall be covered by a proposal from IDT and acceptance by ADVAXIS set forth in a Work Package signed by the Parties

2.10	Development Product. Certain of the Products are designated in the Work Plan as “Development Products”. Product resulting from Engineering Runs shall be considered as Development Product. Notwithstanding any other provision herein set forth, the following terms and conditions apply to Development Products:

2.10.1	The Parties acknowledge and agree that due to the nature of the Work Plan Deliverables relating to any Development Product, IDT cannot and does not guarantee or warrant, and shall provide no indemnity with respect to, any such Work Plan Deliverables or any such Development Product. Notwithstanding the foregoing, IDT warrants that any reports, comprised in the Work Plan Deliverables, will be materially accurate and complete and not misleading.

2.10.2	IDT’s obligation in respect of its performance of any work or Services in connection with any Development Product is limited to performance of such work or Services in a diligent manner, with reasonable skill and care applying its professional standards and using its reasonable endeavors to meet the estimated timelines and goals set out in the applicable Work Packages.

2.10.3	cGMP shall not apply to the development, Manufacture, or Product Specifications for development use or any other aspect of any Development Product or to any Work Plan Deliverables relating thereto.

2.11	Commercial Manufacturing Agreement. Following the execution of this Agreement, the Parties shall enter into good faith negotiations regarding the terms and conditions of a commercial manufacturing agreement (“CM Agreement”) and shall work to execute said CM Agreement by no later than June 30th, 2015. Neither Party shall have any liability if, despite their respective good faith efforts, the Parties do not reach an agreement regarding the CM Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

2.12	Capacity Reservation & Advance Payment

2.12.1	Capacity Reservation. IDT shall reserve the necessary resources and capacities to perform the Services including, without limitation, meeting the respective Deliverables and timeline obligations as are set forth in the Work Plan as amended from time to time and in the individual Work Packages contained therein ordered by ADVAXIS, and pursuant to the provisions of this Agreement.

2.12.2	Advance Payment. In consideration of IDT’s resource and capacity reservation commitment as set forth in Section 2.12.1, ADVAXIS shall pay the amounts set forth below to IDT pursuant to the following payment schedule:

2.12.3	For any additional Work Package ordered by ADVAXIS, ADVAXIS shall pay to IDT a fee equal to fifty per cent (50%) of said Work Package value as set forth in an invoice to be issued by IDT to ADVAXIS on the date the Parties Consent to such Work Package.

2.12.4	The balance of amounts of Service Fees due by ADVAXIS to IDT shall be paid in the manner and at the time set forth in the relevant Work Package if therein so provided, or if not provided in said Work Package, then as set forth in this Agreement.

2.12.5	In the event that this Agreement is terminated by ADVAXIS pursuant to Sections 13.2 or 13.4, IDT shall reimburse to ADVAXIS an amount equal to the Service Fees as paid by ADVAXIS upon orders as set forth in the Work Packages, minus the full value of the Services invoiced as well as to be invoiced to ADVAXIS for Deliverables completed by IDT prior to the date of said termination.

ARTICLE 3: DELIVERY, SHIPMENT AND STORAGE OF PRODUCT

3.1	Delivery. Delivery of each Deliverable shall occur upon completion thereof as is set forth in the applicable Work Package (“Delivery”). Risk of loss of and title to each Deliverable shall transfer from IDT to ADVAXIS on Delivery. Subject to the provisions of Section 2.12, on the date of Delivery, IDT shall submit an invoice to ADVAXIS for amounts then due pursuant to the Work Package and the provisions of this Agreement. Payment by ADVAXIS to IDT of said invoiced amounts shall be made pursuant to the provisions of Sections 5.2 through 5.4.

3.2	Delays caused by IDT. If, for reasons under its control, IDT will not be able to Deliver a Deliverable, as set forth in and being unchanged under the Work Plan, within two (2) weeks of the date set forth in the applicable Work Package, IDT shall Notify ADVAXIS in advance, in which event IDT and ADVAXIS, may reschedule Delivery as soon as possible with IDT making commercially reasonable efforts to expedite the relevant Work Package by providing a swing shift, weekend hours, additional personnel, etc. at no charge to ADVAXIS until the timeline is recovered.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

3.3	Shipment. Upon written request from ADVAXIS, IDT shall ship the Product as specified in the Work Package and in connection therewith render such services and provide such assistance as are set forth by ADVAXIS or, as applicable, in accordance with the instructions for shipping and packaging specified in the applicable Work Package. Each such shipment shall be Ex Works (EXW) IDT Dessau-Rosslau (Incoterms 2010), unless otherwise agreed by the Parties. ADVAXIS shall reimburse or pay directly the price as offered by IDT and accepted by ADVAXIS for insurance, freight, and duties. A bill of lading will be furnished to ADVAXIS with respect to each shipment of Product. In no event shall IDT’s liability arising in connection with any shipping services rendered by IDT for ADVAXIS under this Agreement exceed the fees paid by ADVAXIS for said shipping services.

3.4	Storage. IDT shall, at ADVAXIS’s request, provide storage of Product at IDT for at least sixty (60) days after Delivery at no charge to ADVAXIS. Storage of Product longer than said time period shall be subject to IDT’s standard storage fees as set forth in Exhibit D hereto, which ADVAXIS shall pay on a quarter- annual basis within thirty (30) days of receipt of IDT’s invoice for such fees. IDT shall store the Products as set forth in the respective Specifications and sampling plans.

PART II: STANDARD TERMS AND CONDITIONS

ARTICLE 4: REGULATORY MATTERS

4.1	ADVAXIS Responsibility. Unless otherwise agreed in writing by the Parties, ADVAXIS shall be entitled to and have the sole right and responsibility for filing all documents with applicable Regulatory Authorities and taking any other actions that may be required or necessary in order to obtain Regulatory Approval from said Regulatory Authorities for the use of the Product in clinical trials or in order to obtain marketing authorization for the Product. IDT shall, upon request provide ADVAXIS with reasonable assistance and cooperation in connection with making such filings with Regulatory Authorities, to include authoring such parts of the filing as relate to IDT Production Facilities. IDT shall be responsible for all communications with any Regulatory Authority or other governmental authority or agency relating to maintaining facility licensure.

4.2	Within three (3) Business Days of any contact with, or after receipt of any communication from, a Regulatory Authority that relate to the Manufacture of the Product or that portion of the IDT Production Facility used to Manufacture the Product, each Party shall without undue delay forward to the other Party a copy or description of the same and shall confer with the other Party with respect to the best means to comply with any new or modified requirements of such Regulatory Authority. IDT shall provide ADVAXIS with a copy of all draft responses for comment as soon as possible, but within the proscribed timelines from the Regulatory Authority, and shall consider ADVAXIS’s comments in good faith. ADVAXIS shall submit any comments on said draft responses within five (5) Business Days or within such longer period of time as agreed by the Parties. IDT shall also provide ADVAXIS with a copy of all final responses for review and approval, which shall not be unreasonably withheld or delayed, at least five (5) Business Days prior to submission thereof, but no longer than the proscribed timelines from the Regulatory Authority.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

4.3.	IDT will Notify ADVAXIS of each Batch quality investigation following and resulting from a deviation resulting from the Manufacture of Product and will provide ADVAXIS with access to details of said investigation as more specifically set forth in the Quality Agreement.

4.4	Documents. IDT shall maintain records of documents, information, data and materials used or generated in performance of the Manufacture in a professional manner so as to permit ADVAXIS to review such records in accordance with this Section 4.4 without disclosing to ADVAXIS any Third Party Confidential Information. Designated representatives of ADVAXIS shall, at a mutually agreeable time not more often than once per calendar year, except “for cause” e.g. critical deviations, negative regulatory inspections and upon reasonable Notice to IDT, have access to and shall be permitted to review all such records during the term of this Agreement and during the applicable retention period specified in Section 4.5. Upon ADVAXIS’s request, IDT will provide to ADVAXIS an inventory of records and record types pertaining to any Work Package or Services, and upon request, a copy of any and all such records at ADVAXIS’s expense.

4.5	Document Retention. Subject to the provisions of Article 8, IDT may retain in its possession copies of any and all data, documents or information related to the performance of this Agreement solely as required for regulatory, legal or insurance purposes. Except as expressly set forth in any SOWs, IDT shall maintain:

a.	all such records that relate in any way to the Product until the latter of (i) five (5) years after completion of the Work Package and (ii) expiration of the minimum retention period required by applicable laws, rules and regulations; and

b.	all other records relating to the Services under any Work Package until the latter of (i) five (5) years after completion of such Work Package; and (ii) expiration of the minimum retention period required by laws, rules, and regulations.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

IDT shall not destroy any such records without ADVAXIS’s prior Consent. At ADVAXIS’s written request, IDT shall continue to maintain any such records beyond the applicable period specified above, or alternatively, shall transfer such records to ADVAXIS or its designee, at ADVAXIS’s expense.

4.6	Regulatory Inspections. IDT will permit Regulatory Authorities to conduct inspections relating to the Services and will cooperate fully in connection with such inspections. IDT shall Notify ADVAXIS within three (3) Business Days of receipt from any Regulatory Authority of any notice of inspection which specifically includes (a) the Products or Services (e.g. pre-approval inspection); (b) IDT Production Facilities where the Products are being Manufactured; (c) any warehouse or distribution center where the Products are stored; or (d) any other facility handling testing, regulatory and development activities, product complaints or other administrative activities directly related to the Products. IDT shall allow ADVAXIS, to the extent practicable, to participate in or observe such inspections if ADVAXIS so chooses, and shall provide ADVAXIS with copies of all correspondence, reports, results, findings and other material pertinent to such inspections (including all Form-FDA 483s), whether oral or written, without undue delay (but in any event within five (5) Business Days) after they are received, or produced, by or on behalf of IDT from or to the FDA or any Regulatory Authority in accordance with the Quality Agreement; provided, however, IDT reserves the right to redact correspondence, reports, results, findings and other material with respect to other IDT products and/or proprietary information. For all other regulatory inspections relating specifically to the Product or Services, e.g. routine GMP inspections, IDT will Notify ADVAXIS of the results of the inspection.

ARTICLE 5: FEES AND PAYMENT

5.1	General. Subject to the provisions of Section 2.12 and 3.1 ADVAXIS agrees to pay to IDT the respective Service Fees/Work Package Value in the amounts and in accordance with the provisions (i) as set forth in the applicable Work Package; (ii) if not set forth in said Work Package, then as set forth herein below. Each such invoice for such Service Fees shall reference this Agreement. In case a Work Package does not provide for specific details on payments to be made, then ADVAXIS shall pay any remaining balance of Service Fees due and not paid earlier, upon IDT’s respective invoice after the last Delivery under such Work Package.

5.2	VAT and Taxes. The Service Fees/Work Package prices and other amounts to be paid by ADVAXIS do not include VAT or other taxes to be paid by ADVAXIS, if any. Notwithstanding the foregoing, IDT agrees that it is responsible for compliance with German federal, state and local tax requirements relating to payments made by ADVAXIS to IDT under this Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

5.3	Payment Time. Subject to the provisions of Section 2.12, payment of all invoices issued by IDT to ADVAXIS shall be made by ADVAXIS to IDT by bank wire transfer to IDT’s bank account within thirty (30) days following the date of ADVAXIS’s receipt of each invoice from IDT. ADVAXIS shall be entitled to a two per cent (2%) discount on all Services Fees/Work Package Prices paid effectively to IDT’s bank account within fourteen (14) days following the date of ADVAXIS’ receipt of such invoice from IDT.

5.4	Late Payment Fee. ADVAXIS shall have the right to withhold payment of the portion of any invoice that is disputed in good faith until such dispute has been resolved. IDT may charge a late fee equal to the current base rate established by the German Federal Bank plus eight per cent (8%) annually calculated on a daily basis, on all undisputed amounts past due under any invoice issued by IDT to ADVAXIS under this Agreement.

ARTICLE 6: AMENDMENTS TO THIS AGREEMENT

6.1	Amendments. Set forth in this Article 6 are the procedures to be followed by the Parties in connection with amendments to this Agreement and to its Exhibits, including, without limitation, the Work Packages (“Amendment Procedures”), except as may be expressly provided otherwise in this Agreement. For the sake of clarity, any provisions set forth in other Sections of this Agreement that modify or amend the Amendment Procedures shall prevail.

6.1.1	The Party desiring an amendment shall send to the other Party a Notice containing an amendment proposal describing in reasonable detail said amendment and the reasons for it and including supporting documentation if appropriate or necessary to understand said amendment (“Amendment Proposal”). Each Amendment Proposal shall comply with any specific provisions that may be set forth in the Section of this Agreement under which the Amendment Proposal arises.

6.1.2	The Party receiving said Amendment Proposal shall respond to it with a Notice within thirty (30) calendar days from the date of receipt or within such longer period of time as the Parties mutually agree (“Proposal Response”). Said Proposal Response shall either accept the Amendment Proposal or set forth suggestions for changes desired by said receiving Party or reject the Amendment Proposal, provided, however, that no rejection shall occur unless the receiving Party has carefully considered the Amendment Proposal and discussed it with the offering Party.

6.1.3	Each receiving Party will use commercially reasonable efforts to comply with the request of the offering Party to make the amendment set forth in the Amendment Proposal received from said offering Party. Both Parties will negotiate the terms of any such Amendment Proposal in good faith.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

6.1.4	All amendments, including without limitation any amendment to the provisions of this Section 6.1, shall be in writing and signed by both Parties to be valid.

6.2	Quality Matters. Notwithstanding the provisions set forth in Section 6.1 above, amendments to the Quality Agreement relating to quality assurance or quality control shall be made in accordance with the applicable change control provisions set forth in the Quality Agreement.

 ARTICLE 7: NON-CONFORMING PRODUCTS AND SERVICES

7.1	Defective Product. Subject to the provisions of Section 2.10, any Product produced by IDT under this Agreement that does not comply with Section 2.5 at the time of Delivery of such Product (“Defective Product”) may be rejected by ADVAXIS pursuant to a Notice sent by ADVAXIS to IDT (“Rejection Notice”) within thirty (30) days after ADVAXIS’s receipt of the alleged Defective Product and a copy of all such Batch documentation that is required to be submitted by ADVAXIS under the applicable Work Package, provided, however, that if the defects are not evident immediately to ADVAXIS at the time of Delivery, such Notice by ADVAXIS to IDT shall be made no later than fifteen (15) Business Days after said discovery by ADVAXIS.

7.2	Evaluation Report. The Rejection Notice shall be accompanied by a sample of the alleged Defective Product, if feasible. Within thirty (30) days after receipt of the Rejection Notice, IDT shall undertake an evaluation of the Defective Product and give to ADVAXIS a written report of the results of such evaluation. In the event that the Parties disagree upon whether or not any Product is a Defective Product, such disagreement shall be resolved as set forth in Section 7.5 of this Agreement.

7.3	Defects Caused by IDT. If Product is determined to be a Defective Product solely caused by IDT, including, without limitation, as a result of Starting Materials provided to IDT by its suppliers for whom IDT is responsible under the applicable provisions of the Quality Agreement, then IDT shall Manufacture and Deliver, at IDT’s expense, to ADVAXIS, as soon as commercially reasonable replacement of said Defective Product in accordance with an amended production plan reasonably agreed to in writing by the Parties (and, to the extent commercially reasonable, prior to the time ADVAXIS is obligated to deliver the Product to its customer). If the Defective Product had already been shipped to ADVAXIS or to a Third Party designated by ADVAXIS, the replacement of such Defective Product will be shipped at IDT’s expense. If ADVAXIS has paid for such Defective Product, IDT shall issue to ADVAXIS a refund or credit, at ADVAXIS’s option, in the amount of the Service Fees so paid by ADVAXIS. IDT shall be entitled to invoice ADVAXIS for the Service Fees of the replacement Product, provided that (i) ADVAXIS has received a refund for the Defective Product, and (ii) the Service Fees of the replacement Product shall not exceed the Service Fees that had been invoiced by IDT for the Defective Product, and ADVAXIS shall pay said invoice within thirty (30) days of receipt thereof. ADVAXIS shall supply IDT, at ADVAXIS’ expense, any ADVAXIS Material necessary for IDT to Manufacture and Deliver the replacement Product.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

7.4	Defects Caused by ADVAXIS. If Product is rejected by ADVAXIS and is determined to be Defective Product solely caused by ADVAXIS, including without limitation, any Product being defective due to ADVAXIS’s provision of incomplete or inaccurate Specifications or due to improper handling of Product by ADVAXIS, by any Affiliate of ADVAXIS or by any Third Party or due to any defect in ADVAXIS Materials used in such Manufacture of Product, being used by IDT in the performance of the Manufacturing IDT shall Manufacture and Deliver to ADVAXIS, as soon as commercially reasonable, replacement Product in accordance with an amended production plan reasonably agreed to by the Parties (and, to the extent possible, prior to the time ADVAXIS is obligated to deliver the Product to its customer). ADVAXIS shall be required to pay the Service Fees of the Product determined to be Defective Product caused solely by ADVAXIS and the Service Fees of the replacement Product. ADVAXIS shall supply IDT, free of charge, any ADVAXIS Material necessary for IDT to Manufacture and Deliver the replacement Product.

7.5	Expert. If the Parties cannot agree as to whether Product is Defective Product within thirty (30) days after delivery of the aforesaid IDT evaluation report to ADVAXIS, the Parties shall submit the relevant materials to a mutually agreed upon independent testing laboratory or other appropriate expert acceptable to the Parties (“Expert”) for evaluation. The Parties shall cooperate fully and without undue delay with the Expert’s reasonable requests for assistance or information in connection with its evaluation hereunder. Within thirty (30) days thereafter, the Expert shall determine whether the Products are Defective Products and, if possible, the cause of the defect as soon as reasonably possible. The findings of the Expert shall be final, binding and determinative on the Parties, absent manifest error. In the event the Parties fail to agree on the choice of the Expert, the International Chamber of Commerce in Zurich shall be asked to select an appropriate Expert, and the decision of the ICC will be binding on the Parties. In the event the Expert is unable to determine the cause of the defect, the matter shall be treated as a dispute and may be referred by either Party for resolution pursuant to the provisions of Article 15.

7.6	Expenses of Expert. The expenses of the Expert(s) shall be borne by IDT if the Expert(s) determines that the defect in the Product was caused by IDT. If the Expert(s) determines that ADVAXIS caused the defect in the Product, ADVAXIS shall pay for the expenses of the Expert(s). If the Expert is unable to determine the cause of the defect, the Parties shall split the expenses of the Expert(s).

7.7	Defect Resolution. Both Parties shall employ commercially reasonable efforts to resolve any issues or disputes associated with a Defective Product.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

7.8	Sole Remedy for Defective Product. Without limiting the indemnity obligations under Article 11, the remedies for Defective Product caused by IDT pursuant to this Article 7 shall be the sole and exclusive remedies for the replacement of nonconforming Product available to ADVAXIS, to any Affiliate of ADVAXIS or to any Third Party.

7.9	Recall. Each Party shall give Notice to the other Party immediately upon learning of any event that would be expected to give rise to a recall of Product or other corrective measure related to the Product. ADVAXIS shall be responsible for all such recalls and actions, provided that IDT shall fully cooperate in the same. All costs of a Product recall or other corrective measure related to the Product shall be the sole responsibility of ADVAXIS except to the extent such recall is due to Defective Product caused by IDT under the provisions of Section 7.3 above, in which event IDT shall also be liable for the direct costs of said recall. Direct costs under this Section 7.9 shall mean and are limited to costs of transport, destruction of Defective Product, travel and communication services for the handling of the recall and corrective measures. Product recalls shall be handled in accordance with the provisions addressing recalls as set forth in the Quality Agreement.

ARTICLE 8: CONFIDENTIALITY AND NON-USE

8.1	Defined. As used in this Agreement, the term “Confidential Information” shall mean all information disclosed in writing or by oral communications by either Party to the other Party under this Agreement including any information relating to the Product, the Manufacturing Specifications, formulations and compositions; scientific know-how; chemical compound, biological material and composition data; Manufacturing processes; analytical methodology; Product applications including safety and efficacy data; current and future Product and marketing plans and projections; and other information of a technical or economic nature related to the Product, the Manufacture of the Product and the matters set forth in any Work Plan. The existence and content of this Agreement shall also be considered Confidential Information of both Parties.

8.2	Limited Disclosure. All Confidential Information disclosed hereunder shall remain the property of the disclosing Party and shall be maintained in confidence and not disclosed by the receiving Party to any person except to officers, employees, and consultants to whom it is necessary to disclose the information for the purpose specified above. Each Party shall take all steps it would normally take to protect its own Confidential Information to ensure that the received Confidential Information shall be maintained in confidence and not disclosed, but not less than reasonable care.

8.3	Use. Unless otherwise agreed in writing, all Confidential Information disclosed hereunder shall be used by that Party only to fulfill its obligations under this Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

8.4	Exceptions. The obligations of the Parties under this Article 8 shall not apply to:

8.4.1	Information which, at the time of disclosure, is in the public domain or thereafter comes into the public domain other than as a result of breach of this Agreement; or

8.4.2	Information which the receiving Party can establish by contemporaneous written evidence was in its possession at the time of disclosure by the disclosing Party; or

8.4.3	Information which was received by the receiving Party from an Affiliate or from a Third Party not under an obligation of confidentiality towards the disclosing Party; or

8.4.4	Information which the receiving Party can establish by contemporaneous written evidence was independently developed without use or reference to Confidential Information received hereunder.

8.5	Mandatory Disclosure. Notwithstanding the limitations above, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is required by mandatory legal provisions, provided, however, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to this Section 8.5, it will give reasonable advance Notice to the other Party of such disclosure obligation with sufficient time for such other Party to seek a protective order and will endeavor in good faith to limit the extent of such disclosure and to to cooperate with the other Party’s attempt to obtain such protective order or confidential treatment.

8.6	Return. Upon termination of this Agreement, each Party agrees to return to the other Party or destroy, at such other Party’s election, all written or other physical embodiments of the other Party’s Confidential Information, except for one (1) copy, which may be retained in a confidential manner exclusively for legal archival purposes. The obligations under this Article 8 shall be binding on any Affiliate, successor or assignee of IDT or ADVAXIS as if it was a Party to the Agreement.

8.7	Duration. The obligations of confidentiality and non-use of the Confidential Information under this Agreement shall continue throughout the Term of this Agreement and shall survive the termination or expiration of this Agreement for ten (10) years.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

ARTICLE 9: INTELLECTUAL PROPERTY RIGHTS

9.1	Ownership. All Intellectual Property owned or controlled by IDT which relates to IDT’s business and not to the Products or any of ADVAXIS’s Intellectual Property shall remain the property of IDT. All Intellectual Property owned or controlled by ADVAXIS shall remain the property of ADVAXIS. For the sake of clarity, the Process and the Master Production Record are hereby the sole and exclusive property of ADVAXIS.

9.2	License to IDT. ADVAXIS grants to IDT a non-exclusive, royalty-free, license to use such of ADVAXIS’s Intellectual Property that ADVAXIS provides to IDT to perform the Services under this Agreement. The duration of said license shall be for the Term of this Agreement. In no event shall IDT be permitted to use ADVAXIS’s Intellectual Property for any other purpose or for any other customer of IDT without the prior Consent of ADVAXIS.

9.3	IDT Intellectual Property and Third Party Intellectual Property. IDT shall not incorporate any of its IDT Intellectual Property or Third Party Intellectual Property into the Process or Master Production Record without the prior Consent of ADVAXIS.

9.4	IDT’s Proprietary Intellectual Property. IDT hereby agrees to use such of IDT’s Intellectual Property as is required in order to perform the Services under this Agreement. Said use shall be on a non-exclusive, royalty-free basis and only for the Term of this Agreement. IDT hereby grants to ADVAXIS an irrevocable, fully paid, non-exclusive worldwide license, with the right to grant and authorize sublicenses through multiple layers of sub-licensees, under any and all IDT Intellectual Property including without limitation any Arising IP that IDT incorporates pursuant to this Agreement and with the prior Consent of ADVAXIS into the Master Production Record or into the Specifications, to make, have made, use, have used, sell, offer for sale, have sold, import, have imported, export, have exported, develop, have developed, commercialize, and have commercialized any product.

9.5	Inventions. Any Intellectual Property that shall be created or conceived by IDT as a result of, or be derived from, the performance of the Services under this Agreement that is not ADVAXIS Arising IP and to the extent that it relates solely to any IDT Manufacturing processes of general applicability or to any other IDT Intellectual Property or IDT’s Confidential Information, which can be used without reference to the Products or ADVAXIS Confidential Information shall be owned by and be the sole and exclusive property of IDT (“Arising IP”). Any Arising IP relating to the Product or relating to, based on, or incorporating any other ADVAXIS Intellectual Property or ADVAXIS Confidential Information is hereby the sole and exclusive property of ADVAXIS (“ADVAXIS Arising IP”).

9.6	Other Acts. Each Party shall undertake all necessary or appropriate acts, including without limitation signing assignment, divisionalization or other documents to give effect to the provisions of this Article 9. IDT covenants to take all reasonable actions necessary to obtain all right, title and interest in and to any and all Inventions related to this Agreement that are conceived or reduced to practice by any of its employees or contractors including negotiation of any necessary agreement and payment of all amounts advisable or required under Applicable Law.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

ARTICLE 10: WARRANTIES

10.1	IDT warrants that:

10.1.1	IDT has the power, authority and legal right to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of IDT, and constitutes a legal, valid, binding obligation, enforceable against IDT in accordance with its terms.

10.1.2	All necessary licenses, permits, consents, approvals and authorizations of all Regulatory Authorities required to be obtained by IDT in connection with this Agreement have been obtained or will be obtained as required prior to undertaking the Services. IDT shall adhere to all Applicable Laws in the performance of the Services

10.1.3	The Intellectual Property, if any, utilized by IDT, in connection with the performance of the Services to the knowledge of IDT, (i) may be lawfully used in connection therewith, and (ii) such use does not knowingly infringe any Third Party rights.

10.1.4	IDT has the necessary facilities, equipment, know-how and personnel to carry out the Services in accordance with this Agreement.

10.1.5	Subject to the provisions of Section 2.10, any Product Manufactured by IDT pursuant to this Agreement other than Development Product, at the time of Delivery conforms to the requirements of Section 2.5.

10.1.7	Neither IDT nor any of its officers, directors, agents, Affiliates, employees or subcontractors rendering services under this Agreement has been or is currently under investigation by the FDA for debarment action; or was or is presently debarred pursuant to Section 306 of the United States Food Drug and Cosmetic Act. In addition, IDT represents and warrants (i) that it has not been convicted of a crime related to health care; and (ii) that it is not listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs. IDT shall notify ADVAXIS immediately upon any inquiry or the commencement of any such investigation or proceeding or of any circumstance that would cause the foregoing statements under this Section 10.1.7 to become false or inaccurate.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

10.2	ADVAXIS warrants that:

10.2.1	ADVAXIS has the power, authority and legal right to enter into the Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of ADVAXIS, and constitutes a legal, valid, binding obligation, enforceable against ADVAXIS in accordance with its terms.

10.2.2	All necessary licenses, permits, consents, approvals and authorizations of all Regulatory Authorities required to be obtained by ADVAXIS in connection with this Agreement have been obtained or will be obtained as required prior to undertaking Manufacturing. ADVAXIS shall adhere to all Applicable Laws.

10.2.3	The Intellectual Property provided by ADVAXIS, in connection with the Manufacturing to the knowledge of ADVAXIS, (i) may be lawfully used in connection with such Manufacture, and (ii) such use does not infringe any Third Party rights.

10.2.4	Neither ADVAXIX nor any of its officers, directors, agents, Affiliates, employees or subcontractors rendering services under this Agreement has been or is currently under investigation by the FDA for debarment action; or was or is presently debarred pursuant to Section 306 of the United States Food Drug and Cosmetic Act. In addition, ADVAXIS represents and warrants (i) that it has not been convicted of a crime related to health care; and (ii) that it is not listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs. ADVAXIS shall notify IDT immediately upon any inquiry or the commencement of any such investigation or proceeding or of any circumstance that would cause the foregoing statements under this Section 10.2. to become false or inaccurate.

THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 10 ABOVE AND ELSEWHERE IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH HEREIN AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

10.3	LIMITATION OF LIABILITY. With respect to any damages owed by a Party to the other Party or to any Affiliate of the other Party or to any Third Party resulting from a breach by said Party of its obligations under this Agreement, the following provisions shall apply:

10.3.1	IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT), INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE HOWEVER CAUSED.

10.3.2	FOR ANY CLAIM BASED ON ANY LEGAL THEORY OTHER THAN ALLEGED GROSS NEGLIGENCE, IDT’S MAXIMUM DIRECT AND INDIRECT LIABILITY FOR ANY SINGLE CLAIM WHICH IS BEYOND AMOUNTS PAID BY ONE OR MORE OF IDT’S INSURERS AND WHICH IS BROUGHT UNDER THIS AGREEMENT BY ADVAXIS, BY ANY AFFILIATE OF ADVAXIS AND/OR BY ANY THIRD PARTY SHALL NOT EXCEED, DIRECTLY OR INDIRECTLY, AN AMOUNT WHICH EQUALS FIFTY PER CENT (50%) OF THE SERVICE FEES RECEIVED BY IDT FOR THE PERFORMANCE OF THE SERVICES UNDER THE WORK PACKAGE RELATED TO SUCH CLAIM, PROVIDED THAT IDT’S MAXIMUM AGGREGATE LIABILITY FOR ALL SUCH CLAIMS WHICH ARE BEYOND AMOUNTS PAID BY ONE OR MORE OF IDT’S INSURERS AND WHICH ARE BROUGHT UNDER THIS AGREEMENT BY ADVAXIS, BY ANY AFFILIATE OF ADVAXIS AND/OR BY ANY THIRD PARTY SHALL NOT EXCEED, DIRECTLY OR INDIRECTLY, AN AMOUNT WHICH EQUALS FIVE PER CENT (5%) OF THE AGGREGATE SERVICE FEES FOR THE PERFORMANCE OF THE SERVICES RECEIVED OR TO BE RECEIVED IN THE CALENDAR YEAR TO WHICH ANY SUCH CLAIM OR GROUP OF CLAIMS UNDER THIS SECTION 10.3.2 RELATES. THE DELIVERY DATE OF THE PRODUCT OR OTHER DELIVERABLE SHALL DETERMINE THE YEAR TO WHICH ANY RESPECTIVE CLAIM RELATES.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

10.3.3	FOR ANY CLAIM BASED ON ALLEGED GROSS NEGLIGENCE, IDT’S MAXIMUM DIRECT AND INDIRECT LIABILITY FOR ANY SINGLE CLAIM WHICH IS BEYOND AMOUNTS PAID BY ONE OR MORE OF IDT’S INSURERS AND WHICH IS BROUGHT UNDER THIS AGREEMENT BY ADVAXIS, BY ANY AFFILIATE OF ADVAXIS AND/OR BY ANY THIRD PARTY SHALL NOT EXCEED, DIRECTLY OR INDIRECTLY, AN AMOUNT WHICH EQUALS ONE HUNDRED AND FIFTY PER CENT (150%) OF THE SERVICE FEES RECEIVED BY IDT FOR THE PERFORMANCE OF THE SERVICES UNDER THE WORK PACKAGE RELATED TO SUCH CLAIM, PROVIDED THAT IDT’S MAXIMUM AGGREGATE LIABILITY FOR ALL SUCH CLAIMS WHICH ARE BEYOND AMOUNTS PAID BY ONE OR MORE OF IDT’S INSURERS AND WHICH ARE BROUGHT UNDER THIS AGREEMENT BY ADVAXIS, BY ANY AFFILIATE OF ADVAXIS AND/OR BY ANY THIRD PARTY SHALL NOT EXCEED, DIRECTLY OR INDIRECTLY, AN AMOUNT WHICH EQUALS FIFTEEN PER CENT (15%) OF THE AGGREGATE SERVICE FEES FOR THE PERFORMANCE OF THE SERVICES RECEIVED OR TO BE RECEIVED BY IDT IN THE CALENDAR YEAR TO WHICH ANY SUCH CLAIM OR GROUP OF CLAIMS UNDER THIS SECTION 10.3.3 RELATES. THE DELIVERY DATE OF THE PRODUCT OR OTHER DELIVERABLE SHALL DETERMINE THE YEAR TO WHICH ANY RESPECTIVE CLAIM RELATES.

10.3.4	THE LIABILITY LIMITATION PROVISIONS SET FORTH IN SECTIONS 10.3.2 AND 10.3.3 SHALL NOT APPLY TO CLAIMS BASED ON ALLEGED WILLFUL MISCONDUCT BY IDT.

10.3.5	For avoidance of doubt, payments made by any insurance provider shall not be included among IDT’s liability payments for purposes of determining whether the liability limitation herein has been reached, provided, however, that IDT shall not be liable for any part of any claim that is paid by insurance proceeds.

10.3.6	Notwithstanding any other provision in this Agreement, for the sake of clarity, the Parties expressly agree that any liability limitation in this Agreement will not limit potential recovery from any insurer of IDT for losses covered by policies issued by such insurer which are incurred in connection with Claims. The scope and extent of liability for IDT’s insurers shall be governed exclusively by the terms and limitations of the policies issued by such insurers.

10.3.5	The Parties’ respective liability shall be further limited as provided in Sections 12.3 and 12.4.

10.3.6	Except for Claims based on IDT’s willful misconduct, ADVAXIS expressly agrees that ADVAXIS will be liable for, and indemnify IDT against, all Claims of ADVAXIS, of any Affiliate of ADVAXIS and of any Third Party not satisfied by IDT’s insurance and/or by IDT’s limited liability set forth in this Section 10.3 above.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

ARTICLE 11: INDEMNITY

11.1	ADVAXIS’s Indemnity. ADVAXIS shall indemnify, defend and hold harmless IDT (except to the extent IDT is obligated to indemnify ADVAXIS as set forth below) from and against all Claims asserted by a Third Party to the extent arising out of:

11.1.1	the distribution, marketing, sale, and/or use of any Deliverable or any Product, including without limitation, the use of any such Deliverable or Product in any clinical trials; or

11.1.2	any breach by ADVAXIS of its representations, warranties, covenants or obligations under this Agreement; or

11.1.4	ADVAXIS’s willful misconduct or negligence.

11.2	IDT’s Indemnity. Subject to the provisions of Section 2.10, IDT shall indemnify, defend and hold harmless ADVAXIS and ADVAXIS’s Affiliates (except to the extent ADVAXIS is obligated to indemnify IDT as set forth above) against all Claims asserted by a Third Party to the extent arising out of:

11.2.1	Any failure of Product supplied by IDT hereunder to conform to the requirements of Section 2.5 at Delivery;

11.2.2	any breach by IDT of its representations, warranties, covenants or obligations under this Agreement; or

11.2.3	IDT’s willful misconduct or negligence.

11.3	Procedures. The Party seeking indemnification (“Indemnified Party”) pursuant to this Article 11 shall promptly provide Notice to the indemnifying Party (“Indemnifying Party”) of such Claim in reasonable detail, provided that the failure to provide such Notice shall not affect the obligations of the Indemnifying Party unless and only to the extent said Indemnifying Party is actually materially prejudiced thereby. The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Claim. Commencing within thirty (30) days after receipt of the aforesaid Notice, the Indemnifying Party shall undertake, conduct and control, through counsel of its own choosing (but reasonably acceptable to the Indemnified Party) and at its own expense, the settlement or defense of the Claim, provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party. The Indemnifying Party shall not, without the Consent of the Indemnified Party, settle or compromise any Claim, which requires payment or admits fault of the Indemnified Party. The Indemnifying Party and the Indemnified Party shall cooperate fully, at the Indemnifying Parly’s expense, in all aspects of any investigation, defense, pre- trial activities, trial, compromise, settlement or discharge of any Claim in respect of which indemnity is sought pursuant to this Article 11, including, but not limited to, providing the other Party with reasonable access to employees and officers (including as witnesses) and other information.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

ARTICLE 12: INSURANCE

12.1	ADVAXIS General. ADVAXIS will either (i) maintain, at all times during the term of this Agreement and for three (3) years thereafter, which such three (3) year period may be satisfied with any combination of renewal policies, policy term extensions or an extended reporting period, a products liability insurance policy, with a per occurrence and aggregate limit of at least Ten Million Dollars ($10,000,000), with a reputable, internationally operating insurance company, or alternatively, (ii) certify to IDT that ADVAXIS is self-insured. ADVAXIS will provide IDT with at least thirty (30) days’ Notice prior to termination of, or reduction in coverage under, such insurance.

12.2	IDT General. IDT will maintain, at all times during the term of this Agreement and for three (3) years thereafter, a liability insurance policy, with a per occurrence limit of at least Ten Million Dollars US ($10,000,000) (or Euro equivalent) and an aggregate limit of at least Twenty Ten Million US Dollars ($20,000,000) (or euro equivalent) and, upon request by ADVAXIS will provide a certificate of insurance to ADVAXIS. IDT will provide ADVAXIS with at least thirty (30) days’ Notice prior to termination of or reduction in coverage under such IDT Insurance Policy. IDT’s insurance shall be primary and not excess or contributory with ADVAXIS’ insurance.

12.3	IDT’s Obligation. IDT shall use commercially reasonable efforts to maintain in force the insurance coverage referenced in Section 12.2 above, provided, however, that IDT shall have no liability in the event that its insurance provider reduces, cancels or denies any such insurance coverage. In the event that IDT is not able to procure or maintain the amount of insurance coverage as set forth in Section 12.2, IDT shall inform ADVAXIS without undue delay.

12.4	ADVAXIS’s Obligation. ADVAXIS shall use commercially reasonable efforts to maintain in force the insurance, or alternatively, self-insurance, coverage referenced in Section 12.1 above, provided, however, that ADVAXIS shall have no liability in the event that its insurance provider reduces, cancels or denies any such insurance coverage. In the event that ADVAXIS is not able to procure or maintain the amount of insurance coverage as set forth in Section 12.1, ADVAXIS shall inform IDT without undue delay.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

  ARTICLE 13: TERM AND TERMINATION

13.1	Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect for an initial period of (i) eighty four (84) months after the First Regulatory Approval (“Initial Term”), provided, however, that at the end of each consecutive twelve (12) month period after said First Regulatory Approval Date, the term of this Agreement shall be automatically extended by another rolling twelve (12) month period (“Renewal Term”), unless either Party shall have given at least thirty-six (36) months advance Notice to the other Party of termination of this Agreement at the expiration of the Initial Term or of the latest Renewal Term. The Initial Term and the Renewal Terms are herein called the “Term”. The Term may be terminated early as provided in Sections 13.2, 13.3 and 13.4. Notwithstanding the foregoing, in the event that no First Regulatory Approval Date occurs within thirty-six (36) months after the Effective Date, this Agreement shall terminate automatically at the end of said thirty-six (36) months period.

13.2	Early Termination by ADVAXIS. ADVAXIS may terminate this Agreement or a Work Plan in whole or in part at any time with a prior Notice of termination in the event that:

13.2.1	Termination for Default. IDT defaults in the performance of any material obligation set forth in this Agreement and fails to cure said default within sixty (60) days (unless extended by ADVAXIS in its sole discretion) after IDT receives a Notice from ADVAXIS specifying the basis for default.

13.2.2	Insolvency. In the event IDT enters into bankruptcy proceedings (whether voluntary or involuntary) or proceedings leading to bankruptcy, IDT agrees to send to ADVAXIS a Notice setting forth the details of such event. This Notice shall be furnished within ten (10) days of the initiation of the proceedings relating to the bankruptcy. This obligation remains in effect until final payment under this Agreement. Bankruptcy or insolvency is deemed to be a material breach of this Agreement and may, at the sole discretion of ADVAXIS, constitute the basis for a termination for default without further Notice.

13.3	Early Termination by IDT. IDT may terminate this Agreement in whole or in part at any time with a prior Notice of termination, in the event that:

13.3.1	Termination for Default. ADVAXIS defaults in the performance of any material obligation set forth in this Agreement and fails to cure said default within sixty (60) days (unless extended by IDT in its sole discretion) after ADVAXIS receives a Notice from IDT specifying the basis for default.

13.3.2	Insolvency. In the event ADVAXIS enters into bankruptcy proceedings (whether voluntary or involuntary) or proceedings leading to bankruptcy, ADVAXIS agrees to send to IDT a Notice setting forth the details of such event. This Notice shall be furnished within ten (10) days of the initiation of the proceedings relating to the bankruptcy. This obligation remains in effect until final payment under this Agreement. Bankruptcy or insolvency is deemed to be a material breach of this Agreement and may, at the sole discretion of IDT constitute the basis for a termination for default without further Notice.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

13.4	Other Termination. Either Party may terminate this Agreement upon Notice to the other Party, if either Party is not able to procure or maintain its respective amount of insurance coverage as set forth in Sections 12.3 or 12.4 or 16.10.5, as the case may be.

13.5	Effects of Termination

13.5.1	Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party of obligations that are expressly indicated to survive the termination of this Agreement.

13.5.2	Disposition of Remaining ADVAXIS Materials and Confidential Information. Upon termination or expiration of this Agreement, IDT will store any remaining ADVAXIS Materials and, at ADVAXIS’s option, return or destroy any ADVAXIS Confidential Information in the possession or control of IDT. Likewise, ADVAXIS will, at IDT’s option, return or destroy any IDT Confidential Information in the possession or control of ADVAXIS.

13.6	No Liability. Neither Party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement which complies with the terms of this Agreement whether or not such Party is aware of any such damage, loss or expense.

13.7	Survival of Certain Provisions. Termination or expiration this Agreement for any reason shall not affect the rights, obligations and responsibilities of the Parties pursuant to Sections 2.10 and 2.12 and Articles 7, 8, 9, 10, 11, 12, 13, 15 and 16 all of which survive any termination, along with any additional terms in this Agreement necessary to give effect to such provisions.

ARTICLE 14: ALLIANCE MANAGER(S)

14.1	Alliance Managers. Each Party shall, in writing, appoint one or more managers (“Alliance Manager(s)”) to serve as its point of contact for communications between the Parties on matters arising under this Agreement.

14.2	Responsibility. Each Party’s Alliance Manager(s) shall be primarily responsible for reporting to the other Party’s Alliance Manager(s) on the progress of the activities for which said Party is responsible as set forth in the Work Plan and each Alliance Manager shall in general provide the opportunity to exchange views and to discuss issues in relation to IDT’s and ADVAXIS’s obligations under this Agreement.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

14.3	Meetings. The Alliance Managers from IDT and ADVAXIS shall meet in person or by video or telephone conference not less than once every calendar month during the Term of this Agreement. Written minutes shall be kept of each meeting between the Alliance Managers from IDT and ADVAXIS.

ARTICLE 15: DISPUTE RESOLUTION

15.1	Dispute Resolution Procedures. All disputes arising under or related to this Agreement shall be asserted pursuant to a Notice. The Notice must thoroughly describe the basis for the claim.

15.1.1	Senior Executives. The Parties, through appropriately appointed representatives, who are authorized to resolve the dispute on behalf of their respective companies, shall first meet and attempt to resolve the dispute in face-to-face or telephonic negotiations. This first attempt at resolution shall occur within thirty (30) days of the time that one Party gives Notice of such dispute. If no resolution is reached through the representatives within thirty (30) days of the first attempt to resolve the dispute, each Party is entitled to have the dispute be resolved by binding arbitration before a panel of three (3) arbitrators (one arbitrator chosen by each of the Parties and the third arbitrator chosen by the first two). The Parties agree that the Arbitration shall take place only before the International Chamber of Commerce (and no other tribunal) and shall be under the rules of procedure of the ICC in conjunction with the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”). The Arbitration shall be conducted under the ICC Rules of Arbitration then in effect.

15.1.2	Venue. The venue for any arbitration under this Article shall be New York, New York and the language of the proceedings (including all documentation) shall be in English.

15.1.3	Damages. Damages shall be governed by the limitation of liability clause in Section 10.3.

15.1.4	Discovery. In any arbitration hereunder, subject to contrary direction by the arbitrator if, in his, her, or their judgment particular circumstances require broader pre-hearing disclosures and investigation, discovery prior to hearing shall presumptively be limited to one institutional deposition per side and to advance disclosure of witnesses that each side expects to call at the hearing and of all documents and other tangible things that each side expects to offer in evidence at the hearing, excluding only those materials that are expected to be used solely for purposes of impeachment.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

15.1.5	Final Judgment. The Parties irrevocably agree that a final judgment in any arbitration proceeding relating to this Agreement shall be conclusive (except for manifest error) and shall be enforceable in any court having jurisdiction thereof, provided, however, that the arbitrators shall not have authority to alter any explicit provision of this Agreement.

ARTICLE 16: MISCELLANEOUS

16.1	Notices. Notices shall be sent:

If to IDT: IDT Biologika GmbH Attn: CEO Am Pharmapark D-06861 Dessau-Rosslau Germany Fax: +49 (0) 34901 885 323

If to ADVAXIS: ADVAXIS Inc. Attn.: Daniel J. O’Connor, President & CEO 305 College Road East Princeton, NJ 08540 Phone: 609-452-9813 Fax: 609-452-9818

or to such other address as the addressee shall have last furnished in writing to the addressor.

16.2	Severability. In the event that any provision of this Agreement is judicially determined to be void or unenforceable, and such provision is construed to be severable from the other provisions of this Agreement, the other provisions of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if a provision is judicially determined to be void or unenforceable and that provision is essential to the purpose of the Agreement such that separating that provision from the Agreement would frustrate the original purpose of the Agreement, then there shall be no separation and the entirety of the Agreement shall be deemed void and unenforceable.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

16.3	Special Transactions.

16.3.1	For purposes of this Section 16.3, (a) the assignment, by either Party of its rights and obligations under this Agreement to an Affiliate or, as part of a merger, consolidation, or a sale of all or substantially all of such Party’s assets, to a Third Party, (b) the sale by ADVAXIS to a Third Party of all of its business and/or all of its assets to which this Agreement relates, (c) the sale by ADVAXIS to a Third Party of all of its business and/or assets related to the Product, (d) the acquisition of Control, directly or indirectly, of either Party by a Third Party, and (e) the grant by ADVAXIS to any Licensee of a license or right to manufacture Product, are all referred to herein as “Special Transactions”.

16.3.2	Neither Party shall have a right, directly or indirectly, to assign this Agreement without the Consent of the other Party, provided, however, that each Party may engage in any Special Transaction, without the other Party’s Consent, subject to the provisions of Sections 16.3.3 and 16.3.4.

16.3.3	As part of any such Special Transaction, the Party engaged in such Special Transaction shall cause this Agreement in its entirety, without alteration, modification or amendment of any kind whatsoever (other than minor changes that are necessary to account for the assignment in connection with the Special Transaction), to be assigned or transferred or otherwise made part of the Special Transaction. Within ten (10) Business Days after the occurrence of any such Special Transaction, said Party engaged therein shall send to the other Party a Notice, signed by an officer of said Party, that: (a) informs the other Party of the date of the Special Transaction; (b) identifies the Third Party or the Affiliate involved in said Special Transaction, as applicable; and (c) certifies that this Agreement in its entirety, without alteration, modification or amendment of any kind whatsoever, has been assigned or transferred or otherwise made part of the Special Transaction, or that this Agreement has in no material manner been affected by said Special Transaction, as the case may be, and remains in full force and effect in accordance with its terms.

16.3.4	The assigning Party shall be liable for all damages incurred by the other Party for failure to comply with the provisions of Section 16.3.2 and Section 16.3.3 above or in the event that, for any reason, the assignee or acquiring or purchasing Third Party or Affiliate in any such Special Transaction shall not be liable for, or refuse to assume, all the obligations of the assigning Party under this Agreement by reason of, or after, said Special Transaction or for any other reason whatsoever. The limitation of liability provisions set forth in Section 10.3 shall not apply to damages arising under the provisions of this Section 16.3.4.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

16.4	Headings. All headings, titles, and captions in this Agreement are for convenience purposes only and shall not be of any force or substance.

16.5	Waiver. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances. No waiver by any Party of any term, provision or condition contained in this Agreement (including any exhibit hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any exhibit hereto).

16.6	Public Disclosure. No Party shall disclose to any Third Party or originate any publicity, news release or public announcement, written or oral, whether to the public or the press, or otherwise, referring to the terms of this Agreement, the performance under it or any of its specific terms and conditions, except by such announcements as are: (i) mutually agreed upon by the Parties in writing; or (ii) required by law or regulation. If a Party believes a public announcement to be required by law or regulation with respect to this Agreement, it will give the other Party such notice as is reasonably practicable and an opportunity to comment upon the announcement.

16.7	Independent Contractor. Each Party is acting under this Agreement as an independent contractor and not as the partner, joint venturer, agent, or employee of the other Party. Each Party understands and agrees that it has no authority to assume any obligation on behalf of the other Parties and that it shall not hold out to Third Parties that it has any authority to act on any other Party’s behalf except as expressly permitted herein.

16.8	Performance by Affiliates. Each Party may have one or more Affiliates perform or otherwise act on its behalf under this Agreement (including Exhibits). Each Party shall be responsible for the compliance by its Affiliates performing or otherwise acting under this Agreement on its behalf with the terms and conditions of this Agreement.

16.9	Entire Agreement. This Agreement (including, without limitation, the Exhibits hereto) constitutes the entire Agreement between the Parties concerning the subject matter of said Agreement, and supersedes all written or oral Agreements or understandings with respect thereto.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

16.10	Force Majeure.

16.10.1	Force Majeure. Any delay in the performance of any of the duties or obligations of either Party (except the payment of money hereunder) shall not be considered a breach of this Agreement; provided that such delay has been caused by or is the result of circumstances beyond the reasonable control of the relevant Party which may include acts of God, acts of the public enemy, war, civil commotion, terrorism, epidemic disease, quarantine restrictions, freight embargoes, unusually severe weather, insurrections, riots, embargoes, general labor disputes or strikes, fires, explosions, shortages of energy, accident, fire, flood, storm, earthquake, government action or inaction in its sovereign capacity (including acts of any country to which Product is supplied by ADVAXIS or Germany, and/or an act by any political subdivision thereof), or other unforeseen causes, in each case provided that such delay is beyond the reasonable control and without the fault or negligence of the Party so affected (each a “Force Majeure Event”). Notwithstanding the foregoing, in the event of a complete or partial regulatory shutdown of a facility or service or other act by a Regulatory Authority that (a) specifically impacts a Party’s operations (i.e., without shutting down facilities owned by Third Parties) and (b) is due to a Party’s gross negligence, willful misconduct or noncompliance with Applicable Laws, such shutdown shall not constitute a “Force Majeure Event”.

16.10.2	Notice. If either Party is affected by a Force Majeure Event, the affected Party shall Notify the other Party within five (5) days of the Force Majeure Event which caused, threatens to cause or will cause a delay in performance under this Agreement. The affected Party shall take reasonable actions to avoid, mitigate or remove the cause of the affected Party’s non-performance.

16.10.3	No Breach. Neither Party shall be in breach of this Agreement, nor otherwise be liable to the other Party by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure Event of which it has notified the other Party and the time for performance of that obligation shall be extended accordingly.

16.10.3	Cooperation. The Parties shall cooperate in good faith to reschedule any Manufacture of Product that has been delayed or postponed by reason of a Force Majeure Event.

16.10.4	Termination. In the event that a Force Majeure Event continues for more than three (3) months, the Parties will use good faith efforts to work out a mutually agreeable solution. Should no mutually agreeable solution be found within a further period of three (3) months, either Party may terminate this Agreement upon Notice to the other Party.

16.11	Counterparts. This Agreement shall be signed in two (2) counterparts each of which shall be deemed to be an original and both of which taken together shall constitute one and the same instrument. Facsimile or e-mail transmission of executed counterparts of this Agreement shall constitute evidence of the execution of this Agreement by the Parties.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

16.12	Governing Law. The arbitration undertaking provided for in Section 15.1 of this Agreement, above, shall be governed by and construed and interpreted in accordance with the New York Convention and the implementing U.S. legislation, 9 U.S.C. sections 101 et seq. All other provisions of this Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, USA. The 1980 U.N. Convention on the International Sale of Goods shall not apply. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER IT BEING AGREED THAT ALL DISPUTES WILL BE RESOLVED PURSUANT TO THE DISPUTE RESOLUTION PROCEDURES SET FORTH IN ARTICLE 15 OF THIS AGREEMENT.

16.13	Exhibits. All exhibits referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

16.14	No Presumption Against Drafter. For purposes of this Agreement, the Parties hereby waive any rule of construction that requires that ambiguities in this Agreement (including any exhibit hereto) be construed against the drafter.

PART III: EXHIBITS

EXHIBIT A	WORK PLAN AND SERVICE FEES
EXHIBIT B	QUALITY AGREEMENT
EXHIBIT C	EQUIPMENT
EXHIBIT D	ADVAXIS MATERIALS
EXHIBIT E	STORAGE FEES
EXHIBIT F	FURTHER DEFINITIONS
EXHIBIT G:	PRODUCT SCOPE

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit A WORK PLAN

to be added by the parties

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit B: Quality Agreement

to be added by the parties

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit C: Equipment

At the Effective Date, there is no Equipment within the meaning set forth in this Agreement.

to be added by the parties

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit D: ADVAXIS Materials

The specific materials set forth in the respective Work Packages for the Product referenced in Exhibit G, No. 1, ADXS-HPV. Said ADVAXIS Materials may include, without limitation, cell banks, virus seeds and bulk drug substance.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit E: Storage Fees

No.	Type of Storage	Price	Unit	Further Conditions

1	Standard Storage: 15- 25°C	31,50	€/pallet/month

2	Cold Storage A: 2-8°C	45,85	€/pallet/month

3	Cold Storage B: - 45 -15°C	70,35	€/DS batch/month	Up to 50 batch storage spaces available per deep freezing room.

4	Cold Storage C: ab -65 - 85°C	137,85	€/Storage Shelf Space/month	Up to 40 shelf spaces available per deep freezing room.

Storage fees apply to all storage except as otherwise specifically provided in any Work Package or in the Agreement. Storage in IDT capacities as existing on the Effective Date.

No. 3/4 type storage: For any storage beyond existing IDT capacities the storage fees apply, plus additional capital equipment.

For Product released by IDT for Delivery to ADVAXIS as ordered by ADVAXIS, the applicable fees are doubled after 120 days.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Exhibit F: Further Definitions

a.	“Bill of Materials” means a document generated by IDT and provided to ADVAXIS referencing all materials and supplies, including Raw Materials and process consumables, to be used by IDT in the performance of Manufacturing as outlined in an applicable Work Package. The Bill of Materials will indicate the Party responsible for the acquisition and delivery of such materials and supplies to IDT for use in the performance of the Services.

b.	“Engineering Run” means a non-cGMP Manufacturing run utilizing Master Production Records and intended to execute the series of unit operations in the specified order to evaluate whether or not the Manufacturing Process meets draft Product Specifications. For Engineering Runs raw materials and equipment will be used as for intended later cGMP manufacturing. Raw Materials for non-cGMP purpose do not require incoming goods controls, but QA release based on supplier certificates. Suppliers do not need to be audited at this stage. The Engineering runs are performed in the same cGMP clean rooms facilities and by the same trained personnel as for the intended later cGMP manufacturing. Engineering runs will not include deviations or OOS reporting in IDT’s Quality System. Engineering runs will include review by Production Record review team, QC record review team and QA, but no QP release. Product from Engineering Runs shall be considered as Development Product pursuant to Section 2.10.

c.	“Protocol” means a document outlining and describing in detail the approach, steps and experimental procedure to be undertaken for an applicable process. Protocols will not be considered final until mutually agreed in writing by the Parties.

d.	“Technical Summary Report” means a detailed report provided upon completion of various Services as further detailed in each individual Work Package. Technical Summary Reports will describe the experimental methods and justification for the Manufacturing Processes, including all data from experiments and analytical results. Technical Summary Reports will also outline any additional work that needs to be performed to complete Product or Process characterization and, if applicable, recommendations for the next steps.

e.	“Validation Master Plan” means a document detailing the equipment, systems or Processes to be qualified or validated, defining the Services to be performed, the approach to be used, the responsibility Party for such Services, and a timeline for the Services.

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

Acronyms

f.	BDP	Bulk Drug Product

g.	BOM	Bill of Materials

h.	CofA	Certificate of Analysis

i.	CofC	Certificate of Compliance

j.	cGMP	Current Good Manufacturing Practices

k.	DS	Drug Substance

1.	DP	Drug Product

m.	IPC	In-Process Control

n.	MCB	Master Cell Bank

o.	MVS	Master Virus Stock

P.	OOS	Out of Specification

q.	QA	Quality Assurance

r.	QP	Qualified Person according to article 49, directive 2001/83/EG

s.	QC	Quality Control

t.	SOP	Standard Operating Procedure

u.	VMP	Validation Master Plan

V.	WCB	Working Cell Bank

w.	WVS	Working Virus Stock

Advaxis - IDT

Manufacturing Services Agreement

Execution Counterpart

EXHIBIT G: Product Scope

1. ADXS-HPV

to be added by the parties

Advaxis - IDT

Manufacturing Services Agreement